CUSIP No. 24802 Y 10 5	Page 22 of 22

Exhibit 2

MEMBERS OF EACH GROUP

Group I

General Catalyst Group IV, L.P.

GC Entrepreneurs Fund IV, L.P.

Group II

General Catalyst Group III, L.P.

GC Entrepreneurs Fund III, L.P.